Consent of Independent Certified Public Accountant

April 14, 2008

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Seaway Valley Capital Corporation filed on March 20, 2008, of our report dated April 14, 2008, included in this annual report on Form 10-KSB for the year ended December 31, 2007.

Dannible & McKee, LLP

Syracuse, New York